Exhibit 10.1

SUPPLEMENT TO SUPPLY AND DISTRIBUTION AGREEMENT

This SUPPLEMENT (“Supplement”) to the SUPPLY AND DISTRIBUTION AGREEMENT, originally dated February 1, 2026 (the “Agreement”), by and between iPower Inc. (“Supplier”) and Global Product Marketing, Inc., a Nevada corporation (“Distributor”), and Supplier’s shareholder, ETTS AI Investment LLC, a Nevada limited liability Company (the “Shareholder”), is entered into this 30th day of June 2026 ("Effective Day"). Distributor and Supplier may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the terms of the Agreement, the Parties agreed that Supplier would act as the exclusive supplier to the Distributor and, within that agreement sell certain designated inventory (the “SKUs”) held by the Supplier on to be agreed to terms; and

WHEREAS, Supplier now desires to sell $2,007,366.86 of to be determined SKUs to Distributor in exchange for Distributor assuming $2,007,366.86 in accounts payable owed to Supplier’s suppliers; and

WHEREAS, Distributor releases Supplier from exclusive distribution right and Supplier releases Distributor from exclusive sourcing; and

WHEREAS, this Supplement shall be in addition to the terms agreed to between the Parties in the Agreement and terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

1.	The above Recitals and all terms set forth in the Agreement are incorporated herein and made a part of this Supplement.

2.	The Supplier agrees to sell to Distributor $2,007,366.86 inventory of SKUs (the “Designated SKUs”), with such SKUs to be agreed to between the Parties and designated by separate memorandum (the “Memorandum”).

3.	As consideration for, and in conjunction with, the purchase of the Designated SKUs, Distributor shall assume and payoff $2,007,366.86 of accounts payable (the “AP”) owed by Supplier to the Vendors with such AP to be designated in the Memorandum, which shall be appended to this Supplement upon completion.

4.	Distributor releases Supplier from exclusive distribution right and Supplier releases Distributor from exclusive sourcing.

5.	Should Distributor fail to pay off all of the AP, Supplier shall have full recourse against GPM for failure to pay, including recovery of any unsold Designated SKUs and/or recovery of the sale price for any Designated SKUs sold.

[SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, by having its authorized representative sign below, each Party has executed this Supply and Distribution Agreement as of the Effective Date.

iPower Inc.	Global Product Marketing, Inc.

/s/ Chenlong Tan	/s/ Stanley Wu
Authorized Signature	Authorized Signature
Chenlong Tan	Stanley Wu
Printed Name	Printed Name
Chief Executive Officer
Title	Title

Shareholder: ETTS AI Investment LLC

/s/ Stanley Wu
Authorized Signature
Stanley Wu
Printed Name
Member
Title

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